                                                                  Exhibit 4.1(b)

                                Kraft Foods Inc.

                             Terms of Notes Schedule
                               (material details)

         The Company issued three (3) 5 1/4% Notes with an aggregate principal amount of $1,000,000,000 and four (4) 6 1/4% Notes with an aggregate principal amount of $1,500,000,000. One of the Notes is filed as Exhibit 4.1(a) hereto.

         The material details of the Notes are set forth below:

Quantity                                                                                       Common
of Notes         Tranche                 Principal Amount           ISIN         CUSIP         Code No.
--------         -------                 ----------------           ----         -----         --------
      3    5 1/4% Notes due 2007        1.  $  400,000,000     US50075NAG97   50075N AG 9      14840311
                                        2.     400,000,000
                                        3.     200,000,000
                                            --------------
                                   Total:   $1,000,000,000

      4    6 1/4% Notes due 2012        1.  $  400,000,000     US50075NAH70   50075N AH 7      14841776
                                        2.     400,000,000
                                        3.     400,000,000
                                        4.     300,000,000
                                            --------------
                                   Total:   $1,500,000,000